CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 29, 2016, relating to the financial statements and financial highlights which appears in the December 31, 2015 Annual Reports to Shareholders of AMG Chicago Equity Partners Small Cap Value Fund, AMG GW&K Small Cap Growth Fund, AMG GW&K Municipal Bond Fund, AMG GW&K Municipal Enhanced Yield Fund, AMG GW&K Small Cap Core Fund, AMG Renaissance International Equity Fund, AMG Renaissance Large Cap Growth Fund, AMG Managers Skyline Special Equities Fund, AMG TimesSquare International Small Cap Fund, AMG TimesSquare Mid Cap Growth Fund, AMG TimesSquare Small Cap Growth Fund, AMG Yacktman Fund, AMG Yacktman Focused Fund, and AMG Yacktman Special Opportunities Fund, fourteen of the series constituting AMG Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2016